Exhibit 10.51
SUBSCRIPTION AGREEMENT
OF
MAGNACHIP SEMICONDUCTOR LLC
     The undersigned,                                          (the “Subscriber”), hereby subscribes to and for                      common units (the “Units”) of MagnaChip Semiconductor LLC, a Delaware limited liability company (the “Company”). Payment for the Units is being tendered herewith in the form of a cash contribution to the capital of the Company in the sum of ZERO U.S. DOLLARS AND FOURTEEN CENTS ($0.14) per Unit, for total consideration of                                          U.S. DOLLARS ($                    ).
     This is to inform you that in connection with Subscriber’s purchase of the Units, Subscriber is aware that the Units are not being registered under the Securities Act of 1933 (the “1933 Act”), or applicable state securities laws. Subscriber understands that the Units are being offered and sold in reliance on the exemption from registration provided by Section 4(2) of the 1933 Act. Subscriber represents and warrants that (i) the Units are being acquired solely for Subscriber’s own account, for investment purposes only, and are not for distribution, subdivision or fractionalization thereof, and (ii) Subscriber has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any part of the Units or which would guarantee to Subscriber any profit, or protect Subscriber against any loss, with respect to this investment and Subscriber has no plans to enter into any such agreement or arrangement.
     The Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company. The Subscriber has sufficient financial resources to bear the loss of its entire investment in the Company. The Units were not offered to the Subscriber by means of general solicitation, publicly disseminated advertisement or sales literature. The Subscriber is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended. If the Subscriber is not a citizen of the United States of America, such Subscriber hereby represents that such Subscriber is satisfied as to the full observance of the laws of such Subscriber’s jurisdiction in connection with the acquisition of the Units. Such Subscriber’s acquisition of and continued ownership of, the Units will not violate any applicable securities or other laws of such Subscriber’s jurisdiction.
     Subscriber has consulted its own attorney, accountant and investment advisor with respect to the subscription for the Units and acknowledges that the Company has made no representation, nor provided any advice, with respect to the legal or tax consequences of the purchase and sale of the Units.
     Subscriber further understands that Subscriber must bear the economic risk of this investment for an indefinite period of time because the Units cannot be resold or otherwise transferred unless they are subsequently registered under the 1933 Act and applicable state securities laws are complied with (which registration the Company is not obligated, and does not plan, to effect) or exemptions therefrom are available.

     Subscriber agrees to be a member of the Company, to be bound by the Fourth Amended and Restated Limited Liability Company Operating Agreement of the Company and to perform the Subscriber’s obligations thereunder in accordance with the terms thereof.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement effective this ___day of                     , 2009.

[Name of Subscriber]
     MagnaChip Semiconductor LLC, a Delaware limited liability company, being authorized to issue                                                              (                    ) Units to the Subscriber, hereby acknowledges receipt of a cash contribution in the amount of ZERO U.S. DOLLARS AND FOURTEEN CENTS ($0.14) per Unit, for total consideration paid of                                          U.S. DOLLARS ($                    ), accepts Subscriber’s subscription, and agrees to issue to Subscriber                                          (___) Units.
     Accepted this ___day of                     , 2009.

MAGNACHIP SEMICONDUCTOR LLC

By: Name: Title: